Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2011 Earnings

•	Net equity sales strong at $560 million during Q3 2011

•	Fixed-income assets up $2.7 billion or 7% from Q3 2010 to $42.9 billion at quarter end

•	Board declares $0.24 per share quarterly dividend
(PITTSBURGH, Pa., Oct. 27, 2011) - Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.37 for the quarter ended Sept. 30, 2011 compared to $0.42 for the same quarter last year. Net income was $38.3 million for Q3 2011 compared to $43.1 million for Q3 2010.
Federated reported YTD 2011 EPS of $1.09 compared to $1.27 for the same period in 2010. For the nine months ended Sept. 30, 2011, net income was $114.0 million compared to $132.7 million for the same period last year.
Federated's total managed assets were $351.7 billion at Sept. 30, 2011, up $10.4 billion or 3 percent from $341.3 billion at Sept. 30, 2010 and up $2.3 billion or 1 percent from $349.4 billion reported at June 30, 2011. Average managed assets for Q3 2011 were $348.8 billion, up $10.2 billion or 3 percent from $338.6 billion reported for Q3 2010 and down $5.4 billion or 2 percent from $354.2 billion reported for Q2 2011. Combined equity and fixed income net flows for funds and separate accounts were a positive $631 million for the quarter.
“Our reputation for offering a broad line of high-quality income strategies, combined with increased investor demand for such products, helped Federated achieve its highest quarterly gross equity fund sales in more than 11 years,” said J. Christopher Donahue, president and chief executive officer. “Notably, Federated Strategic Value Dividend Fund was among the top-selling U.S. stock funds during the third quarter, as the fund and its related separately managed account strategy had $1.5 billion in combined net sales.''
Federated's board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Nov. 15, 2011 to shareholders of record as of Nov. 8, 2011. During Q3 2011, Federated purchased 530,133 shares of Federated class B common stock for $8.8 million.
Federated's fixed-income assets were $42.9 billion at Sept. 30, 2011, up $2.7 billion or 7 percent from $40.2 billion at Sept. 30, 2010 and up $0.5 billion or 1 percent from $42.4 billion at June 30, 2011. Sales were driven by strong net flows into Federated's Capital Preservation Fund, several ultrashort bond products, Federated Bond Fund and Federated Intermediate Corporate Bond Fund.
Federated's equity assets were $28.0 billion at Sept. 30, 2011, down $1.1 billion or 4 percent from $29.1 billion at Sept. 30, 2010 and down $3.4 billion or 11 percent from $31.4 billion at June 30, 2011, primarily due to market depreciation. Top selling equity funds on a net basis were Federated Strategic Value Dividend Fund, Federated Prudent Bear Fund, Federated Clover Small Value Fund, Federated International Strategic Value Dividend Fund and Federated International Leaders Fund.
Money market assets in both funds and separate accounts were $271.7 billion at Sept. 30, 2011, up $10.8 billion or 4 percent from $260.9 billion at Sept. 30, 2010 and up $6.0 billion or 2 percent from $265.7 billion at June 30, 2011. Money market mutual fund assets were $245.3 billion at Sept. 30, 2011, up $11.7 billion or 5 percent from $233.6 billion at Sept. 30, 2010 and up $9.2 billion or 4 percent from $236.1 billion at June 30, 2011.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q3 2011 Earnings	Page 2 of 9

Financial Summary
Q3 2011 vs. Q3 2010
For Q3 2011, revenue decreased by $28.1 million or 12 percent from the same quarter last year. The decrease in revenue primarily reflected an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields during Q3 2011 compared to Q3 2010. This decrease was partially offset by an increase in revenue from increased average assets in all three major asset classes. See additional information about voluntary fee waivers in the table at the end of this financial summary.
In Q3 2011, Federated derived 55 percent of its revenue from equity and fixed-income assets (33 percent from equity assets and 22 percent from fixed-income assets), 44 percent from money market assets and 1 percent from other products and services.
Operating expenses for Q3 2011 were $147.0 million compared to $167.1 million for Q3 2010. This decrease of $20.1 million was primarily a result of lower distribution expense due to the aforementioned increase in fee waivers.
Q3 2011 vs. Q2 2011
Compared to the prior quarter, revenue decreased by $11.7 million or 5 percent. The decrease in revenue primarily related to an increase in the aforementioned fee waivers and lower average equity assets. This decrease was partially offset by an increase in revenue related to one additional day in Q3 2011 compared to Q2 2011.
Operating expenses for Q3 2011 decreased by $6.7 million or 4 percent compared to Q2 2011 primarily as a result of lower compensation and related expense and distribution expense due to the aforementioned increase in fee waivers.
YTD 2011 vs. YTD 2010
Revenue for the first nine months of 2011 decreased $27.9 million compared to the same period last year. The decrease in revenue primarily reflected an increase in the aforementioned fee waivers. This decrease was partially offset by an increase in revenue from increased average fixed-income and equity assets, as well as money market asset mix.
For YTD 2011, Federated derived 53 percent of its revenue from equity and fixed income assets (33 percent from equity assets and 20 percent from fixed-income assets), 46 percent from money market assets, and 1 percent from other products and services.
Operating expenses for YTD 2011 increased by $7.2 million or 2 percent compared to the same period last year. The increase primarily reflects an increase in professional service fees for YTD 2011 related to the recognition of insurance proceeds in Q2 2010 and nonrecurring legal expenses incurred in Q1 2011. This increase was partially offset by lower distribution expenses due to the aforementioned increase in fee waivers.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.
Fee waivers to maintain positive or zero net yields could vary significantly based on market conditions. The amount of these waivers will be determined by a variety of factors including, but not limited to, available yields on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve, the U.S. Department of the

Federated Reports Q3 2011 Earnings	Page 3 of 9

Treasury and other governmental entities, changes in the mix of money market customer assets, changes in expenses of the money market funds and Federated's willingness to continue these waivers.
Money Market Fund Yield Waiver Impact
(in millions)

	Quarter Ended		Change Q3 2010 to Q3 2011	Quarter Ended	Change Q2 2011 to Q3 2011	Nine Months Ended		Change YTD 2010 to YTD 2011
(Decrease)/Increase	Sept. 30, 2011	Sept. 30, 2010		June 30, 2011		Sept. 30, 2011	Sept. 30, 2010
Investment advisory fees	$(57.2)	$(28.1)	$(29.1)	$(49.6)	$(7.6)	$(142.8)	$(101.6)	$(41.2)
Other service fees	(31.7)	(25.7)	(6.0)	(29.8)	(1.9)	(88.9)	(80.0)	(8.9)
Total Revenue	$(88.9)	$(53.8)	$(35.1)	$(79.4)	$(9.5)	$(231.7)	$(181.6)	$(50.1)
Distribution expense	(63.2)	(42.6)	(20.6)	(57.8)	(5.4)	(170.5)	(138.9)	(31.6)
Operating income	$(25.7)	$(11.2)	$(14.5)	$(21.6)	$(4.1)	$(61.2)	$(42.7)	$(18.5)
Noncontrolling interest	(2.5)	(0.2)	(2.3)	(2.2)	(0.3)	(5.5)	(0.9)	(4.6)
Pre-tax impact	$(23.2)	$(11.0)	$(12.2)	$(19.4)	$(3.8)	$(55.7)	$(41.8)	$(13.9)
Federated will host an earnings conference call at 9 a.m. Eastern on Oct. 28, 2011. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Nov. 4, 2011 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 380485.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $351.7 billion in assets as of Sept. 30, 2011. With 134 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 4,800 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of fixed-income fund managers and the top 8 percent of equity fund managers1. For more information, visit FederatedInvestors.com.
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1 Strategic Insight, Aug. 31, 2011. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, and product demand and asset flows constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q3 2011 Earnings	Page 4 of 9

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2010 to Q3 2011	Quarter Ended	% Change Q2 2011 to Q3 2011
	Sept. 30, 2011	Sept. 30, 2010		June 30, 2011
Revenue
Investment advisory fees, net	$139,399	$163,783	(15)%	$149,127	(7)%
Administrative service fees, net	54,928	53,085	3	54,550	1
Other service fees, net	19,008	24,645	(23)	21,465	(11)
Other, net	713	660	8	635	12
Total Revenue	214,048	242,173	(12)	225,777	(5)

Operating Expenses
Compensation and related	57,930	61,387	(6)	62,493	(7)
General and administrative
Distribution	54,440	68,800	(21)	57,798	(6)
Professional service fees	9,437	9,401	0	8,548	10
Office and occupancy	6,202	5,841	6	6,032	3
Systems and communications	5,825	5,362	9	5,727	2
Advertising and promotional	3,887	2,724	43	2,841	37
Travel and related	2,809	2,692	4	3,253	(14)
Other	3,906	4,494	(13)	3,493	12
Total general and administrative	86,506	99,314	(13)	87,692	(1)
Intangible asset related	1,263	3,397	(63)	1,629	(22)
Amortization of deferred sales commissions	1,338	2,987	(55)	1,880	(29)
Total Operating Expenses	147,037	167,085	(12)	153,694	(4)
Operating Income	67,011	75,088	(11)	72,083	(7)

Nonoperating Income (Expenses)
Investment (expense) income, net	(1,271)	4,475	(128)	1,178	(208)
Debt expense––recourse	(3,972)	(4,958)	(20)	(4,577)	(13)
Other, net	(83)	(65)	28	(85)	(2)
Total Nonoperating Expenses, net	(5,326)	(548)	872	(3,484)	53
Income before income taxes	61,685	74,540	(17)	68,599	(10)
Income tax provision	23,165	26,477	(13)	25,714	(10)
Net income including noncontrolling interests in subsidiaries	38,520	48,063	(20)	42,885	(10)
Less: Net income attributable to the noncontrolling interests in subsidiaries	200	5,007	(96)	472	(58)
Net Income	$38,320	$43,056	(11)%	$42,413	(10)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.37	$0.42	(12)%	$0.41	(10)%
Weighted-average shares outstanding
Basic	100,684	99,916		100,907
Diluted	100,684	99,954		100,917
Dividends declared per share	$0.24	$0.24		$0.24
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $1.2 million, $1.3 million and $1.4 million for the quarterly periods ended September 30, 2011, September 30, 2010 and June 30, 2011, respectively.

Federated Reports Q3 2011 Earnings	Page 5 of 9

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended		% Change
	Sept. 30, 2011	Sept. 30, 2010
Revenue
Investment advisory fees, net	$448,115	$474,230	(6)%
Administrative service fees, net	163,527	161,233	1
Other service fees, net	65,136	68,981	(6)
Other, net	1,930	2,182	(12)
Total Revenue	678,708	706,626	(4)

Operating Expenses
Compensation and related	184,819	186,469	(1)
General and administrative
Distribution	176,930	190,068	(7)
Professional service fees	44,171	9,596	360
Office and occupancy	18,436	16,990	9
Systems and communications	17,131	16,996	1
Advertising and promotional	9,889	7,480	32
Travel and related	8,501	8,005	6
Other	10,566	14,467	(27)
Total general and administrative	285,624	263,602	8
Intangible asset related	6,672	16,522	(60)
Amortization of deferred sales commissions	5,999	9,274	(35)
Total Operating Expenses	483,114	475,867	2
Operating Income	195,594	230,759	(15)

Nonoperating Income (Expenses)
Investment income, net	3,721	2,893	29
Debt expense––recourse	(13,187)	(10,196)	29
Other, net	(192)	(310)	(38)
Total Nonoperating Expenses, net	(9,658)	(7,613)	27
Income before income taxes	185,936	223,146	(17)
Income tax provision	69,477	82,613	(16)
Net income including noncontrolling interests in subsidiaries	116,459	140,533	(17)
Less: Net income attributable to the noncontrolling interests in subsidiaries	2,495	7,820	(68)
Net Income	$113,964	$132,713	(14)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$1.09	$1.27	(14)%
Weighted-average shares outstanding
Basic	100,725	99,907
Diluted	100,756	99,991
Dividends declared per share	$0.72	$1.98
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $3.7 million and $5.8 million for the nine months ended September 30, 2011 and September 30, 2010, respectively.

Federated Reports Q3 2011 Earnings	Page 6 of 9

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2011	Dec. 31, 2010
Assets
Cash and other investments	$322,189	$333,641
Other current assets	41,126	39,529
Deferred sales commissions, net	9,903	10,317
Intangible assets, net and goodwill	716,022	720,825
Other long-term assets	55,941	49,192
Total Assets	$1,145,181	$1,153,504

Liabilities and Equity
Current liabilities	$186,227	$214,352
Long-term debt—recourse	329,375	361,250
Other long-term liabilities	98,956	84,187
Equity excluding treasury stock	1,302,440	1,272,324
Treasury stock	(771,817)	(778,609)
Total Liabilities and Equity	$1,145,181	$1,153,504

Federated Reports Q3 2011 Earnings	Page 7 of 9

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Equity Funds
Beginning assets	$22,678	$22,848	$19,344	$22,626	$20,960
Sales	2,434	1,456	1,639	5,448	4,532
Redemptions	(1,966)	(1,701)	(1,582)	(5,690)	(5,104)
Net sales (redemptions)	468	(245)	57	(242)	(572)
Net exchanges	(40)	(5)	(31)	(44)	(54)
Acquisition-related	463	0	0	463	0
Market gains and losses/reinvestments[1]	(3,429)	80	1,955	(2,663)	991
Ending assets	$20,140	$22,678	$21,325	$20,140	$21,325

Equity Separate Accounts[2]
Beginning assets	$8,702	$8,793	$7,470	$8,176	$8,713
Sales[3]	723	573	522	1,988	1,225
Redemptions[3]	(631)	(744)	(975)	(1,981)	(2,389)
Net sales (redemptions)[3]	92	(171)	(453)	7	(1,164)
Net exchanges	7	8	9	28	31
Market gains and losses/reinvestments[1]	(970)	72	782	(380)	228
Ending assets	$7,831	$8,702	$7,808	$7,831	$7,808

Total Equity[2]
Beginning assets	$31,380	$31,641	$26,814	$30,802	$29,673
Sales[3]	3,157	2,029	2,161	7,436	5,757
Redemptions[3]	(2,597)	(2,445)	(2,557)	(7,671)	(7,493)
Net sales (redemptions)[3]	560	(416)	(396)	(235)	(1,736)
Net exchanges	(33)	3	(22)	(16)	(23)
Acquisition-related	463	0	0	463	0
Market gains and losses/reinvestments[1]	(4,399)	152	2,737	(3,043)	1,219
Ending assets	$27,971	$31,380	$29,133	$27,971	$29,133

Fixed-Income Funds
Beginning assets	$34,874	$32,689	$30,651	$31,933	$28,427
Sales	4,049	4,335	3,655	13,294	11,775
Redemptions	(3,707)	(4,339)	(2,829)	(12,427)	(9,393)
Net sales (redemptions)[3]	342	(4)	826	867	2,382
Net exchanges	29	1,818	20	1,835	51
Acquisition-related	132	0	0	132	0
Market gains and losses/reinvestments[1]	243	371	714	853	1,351
Ending assets	$35,620	$34,874	$32,211	$35,620	$32,211

Fixed Income Separate Accounts[2]
Beginning assets	$7,544	$9,067	$7,361	$8,772	$5,360
Sales[3]	198	534	530	1,283	3,289
Redemptions[3]	(469)	(405)	(244)	(1,248)	(1,078)
Net (redemptions) sales[3]	(271)	129	286	35	2,211
Net exchanges	0	(1,807)	0	(1,807)	0
Market gains and losses/reinvestments[1]	(10)	155	316	263	392
Ending assets	$7,263	$7,544	$7,963	$7,263	$7,963

Total Fixed Income[2]
Beginning assets	$42,418	$41,756	$38,012	$40,705	$33,787
Sales[3]	4,247	4,869	4,185	14,577	15,064
Redemptions[3]	(4,176)	(4,744)	(3,073)	(13,675)	(10,471)
Net sales[3]	71	125	1,112	902	4,593
Net exchanges	29	11	20	28	51
Acquisition-related	132	0	0	132	0
Market gains and losses/reinvestments[1]	233	526	1,030	1,116	1,743
Ending assets	$42,883	$42,418	$40,174	$42,883	$40,174
1) Reflects the approximate changes in the market value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q3 2011 Earnings	Page 8 of 9

Changes in Liquidation Portfolios
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sept. 30, 2011	Sept. 30, 2010
Liquidation Portfolios[1]
Beginning assets	$9,964	$10,384	$11,491	$10,708	$12,596
Sales[2]	0	0	3	2	10
Redemptions[2]	(820)	(420)	(423)	(1,565)	(1,535)
Net redemptions[2]	(820)	(420)	(420)	(1,563)	(1,525)
Market gains and losses/reinvestments[3]	0	0	0	(1)	0
Ending Assets	$9,144	$9,964	$11,071	$9,144	$11,071
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.
2) For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3) Reflects the approximate changes in the market value of the securities held by the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q3 2011 Earnings	Page 9 of 9

MANAGED ASSETS (in millions)	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
By Asset Class
Equity	$27,971	$31,380	$31,641	$30,802	$29,133
Fixed-income	42,883	42,418	41,756	40,705	40,174
Money market	271,653	265,651	271,141	276,026	260,899
Liquidation portfolios[1]	9,144	9,964	10,384	10,708	11,071
Total Managed Assets	$351,651	$349,413	$354,922	$358,241	$341,277
By Product Type
Funds:
Equity	$20,140	$22,678	$22,848	$22,626	$21,325
Fixed-income	35,620	34,874	32,689	31,933	32,211
Money market	245,293	236,077	238,990	244,796	233,611
Total Fund Assets	$301,053	$293,629	$294,527	$299,355	$287,147
Separate Accounts:
Equity	$7,831	$8,702	$8,793	$8,176	$7,808
Fixed-income	7,263	7,544	9,067	8,772	7,963
Money market	26,360	29,574	32,151	31,230	27,288
Total Separate Accounts	$41,454	$45,820	$50,011	$48,178	$43,059
Total Liquidation Portfolios[1]	$9,144	$9,964	$10,384	$10,708	$11,071
Total Managed Assets	$351,651	$349,413	$354,922	$358,241	$341,277

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
By Asset Class
Equity	$29,699	$31,520	$31,056	$30,108	$28,033
Fixed-income	43,001	42,127	41,187	40,686	39,192
Money market	266,756	270,411	273,542	263,976	260,098
Liquidation portfolios[1]	9,309	10,138	10,534	10,926	11,313
Total Avg. Assets	$348,765	$354,196	$356,319	$345,696	$338,636
By Product Type
Funds:
Equity	$21,491	$22,741	$22,599	$22,090	$20,411
Fixed-income	35,478	33,534	32,265	32,369	31,491
Money market	239,406	239,642	240,375	236,500	232,230
Total Avg. Fund Assets	$296,375	$295,917	$295,239	$290,959	$284,132
Separate Accounts:
Equity	$8,208	$8,779	$8,457	$8,018	$7,622
Fixed-income	7,523	8,593	8,922	8,317	7,701
Money market	27,350	30,769	33,167	27,476	27,868
Total Avg. Separate Accts.	$43,081	$48,141	$50,546	$43,811	$43,191
Total Avg. Liquidation Portfolios[1]	$9,309	$10,138	$10,534	$10,926	$11,313
Total Avg. Managed Assets	$348,765	$354,196	$356,319	$345,696	$338,636
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.